Exhibit 10.19

ADMINISTRATIVE SERVICES AGREEMENT

BETWEEN

[INSERT PRACTICE NAME]

AND

OAK STREET HEALTH MSO, LLC

This Administrative Services Agreement (“Agreement”) is made by and among [INSERT PRACTICE NAME], a [INSERT JURISDICTION] professional corporation (“Provider”), Griffin Robert Myers, M.D. (“Owner”), the sole owner of Provider and Oak Street Health MSO, LLC, an Illinois limited liability company (“Manager”). This Agreement is effective on [INSERT DATE] (the “Effective Date”).

RECITALS:

A. Provider intends to provide health care services at primary care clinics (“Practice”). The parties contemplate that the Practice shall operate in [INSERT JURISDICTION] (the “Service Area”). The Practice shall include the practice of medicine and other health care professional practices as the Practice deems appropriate (these professionals are referred to herein as “Practitioners”). For the purposes of this Agreement, the Practice shall consist of examining and diagnosing, treating and monitoring patients health conditions; writing prescriptions and conducting medication management and performing any other health care services in such manner and to such extent as is permitted under the laws, rules and regulations applicable to health care providers in each applicable state.

B. Manager provides assets, solutions, personnel and services to healthcare practices. Manager’s services are intended to improve the efficiency and profitability of healthcare practices and permit the professionals in such practices to focus their efforts solely on rendering quality health care.

C. Provider desires to focus its energies, expertise and time on the delivery of healthcare services to patients. To accomplish this goal, Provider desires to engage Manager to provide such services as are necessary and appropriate for the day-to-day administration of the non-medical aspects of Provider’s practice and Manager desires to provide such services to Provider, all upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth below, and/or other good, valuable and sufficient consideration, Provider and Manager agree as follows:

ARTICLE 1

ENGAGEMENT AND TERM

1.1 Engagement of Manager. Provider hereby engages Manager on an exclusive basis to provide management and administration services for the Practice as described in this Agreement on the terms and conditions described herein, and Manager accepts such engagement, subject to the terms and conditions of this Agreement.

1.2 Agency. Manager shall have access to Provider’s bank account(s) solely for the purposes stated herein and shall use all funds on deposit therein in accordance with the terms of this Agreement. Except as set forth in Article 5, Provider hereby appoints Manager as Provider’s true and lawful agent throughout the term with respect to these bank accounts, and Manager hereby accepts such appointment, to make deposits in and withdrawals from Provider’s account to satisfy the terms and conditions of this Agreement.

1.3 Term. The term of this Agreement (the “Term”) shall be as set forth in Article 7 and shall include the Initial Term (as defined herein) and any renewal terms.

ARTICLE 2

DUTIES AND RESPONSIBILITIES OF MANAGER

During the Term of this Agreement, subject to the provisions of Section 3.1, Manager shall provide, in exchange for the Management Fee described herein, all such services as are necessary and appropriate for the day-to-day administration and management of Provider’s business in a manner consistent with good business practice, including, without limitation, those services set forth in this Article 2.

2.1 Equipment, Supplies, Space and Technology. Manager shall lease, license, procure or otherwise arrange for the provision of equipment, supplies, space and technology for the operation of Practice by Provider, with Provider’s advice, and shall permit Provider to use such space and items hereunder. Manager shall arrange for the maintenance of Provider’s space and equipment. Notwithstanding anything in this paragraph to the contrary, Provider shall have discretion to select Medical Products (as that term is defined herein).

2.2 Licenses. Manager shall coordinate all reasonable and necessary actions to maintain all licenses, permits and certificates required for the operations of Provider, not including the individual professional licenses of Owner or Practitioners.

2.3 Personnel. To the extent allowable under applicable law, Manager shall work with Provider to establish and implement guidelines for recruiting, selecting, hiring, terminating, disciplining, compensating, terms, conditions, obligations and privileges of employment or engagement of Practitioners. All such guidelines shall be approved by Provider. As directed by Provider, Manager may carry out certain delegated steps in disciplining Practitioners for failure to follow the standards set forth in employee policies or in any quality review program under Section 2.4, including verbal and written warnings. Manager may also recommend suspension, termination or other disciplinary action to Provider with respect to Practitioners that have failed to follow such standards and Provider shall promptly review such recommendations. Manager shall also further assist Provider in recruiting new Practitioners and shall carry out such administrative functions as may be appropriate for such recruiting, including advertising for and identifying all potential candidates, assisting Provider in examining and investigating the credentials of such potential candidates, and arranging interviews with such potential candidates; provided, however, that Provider shall make the ultimate decision as to whether to employ or retain specific candidates presented by Manager. All physicians, nurse practitioners and physician’s assistants recruited with the assistance of Manager to render professional services on behalf of Provider shall be employees of Provider. For clarity, Manager shall not interfere with Provider’s professional judgment and supervision of licensed health care personnel in clinical matters. Manager shall arrange for all appropriate tax filings to be made with respect to those individuals whose services it leases to Provider.

2.4 Training and Quality Review. Manager shall train Provider personnel with respect to all aspects of Provider’s operations including, but not limited to, administrative, financial, technology, equipment maintenance matters and protocols for medical care which are approved by Provider. Manager shall develop and maintain a quality review program, subject to Provider’s approval, to evaluate the care being provided by Practitioners in the Practice.

2.5 Insurance and Benefits. Manager shall arrange for the purchase by Provider of professional liability insurance in an amount deemed reasonable by Manager, with the advice of Provider. Manager shall also arrange for any other insurance coverage advisable for the Practice as determined by Manager. If mutually agreed to by the parties, Manager shall arrange for the purchase by Provider of any benefit plans for Provider’s employees.

2.6 Accounting. Manager shall establish and administer, or hire an accountant to administer, accounting procedures and controls and systems, using Generally Accepted Accounting Principles, for the development, preparation, and keeping of records and books of accounting related to the business and financial affairs of Provider, including the preparation of required tax reports and returns.

2.7 Reports and Information. Manager shall furnish Provider, in a timely fashion, a minimum of an annual report or more frequent operating reports and other reports as reasonably requested by Provider, including without limitation (i) copies of bank statements, (ii) financial statements, and (iii) proof of insurance that Manager is required to purchase and maintain for Provider under this Agreement.

2.8 Budgets. At least thirty (30) days prior to the end of the fiscal year of the Manager, commencing with the first full fiscal year after the Effective Date, the Manager shall submit to the Provider an annual budget, with an estimate of the operating revenues and expenses and capital expenditures for the Provider for the ensuing fiscal year. The budget shall contain an explanation of plans and projections regarding the operations of the Practice, utilization, services, staffing and other factors that may affect the budget, and shall include an amount estimating the direct costs allocated to the Practice and the Manager’s estimated Management Fee for the ensuing year. Upon approval of a budget by the Provider, which approval shall not be unreasonably withheld, the parties shall use their best efforts to operate the Practice so that actual expenses and revenues are consistent with the budget.

2.9 Expenditures. Manager shall manage all cash receipts and disbursements of Provider, including the payment on behalf of Provider of all taxes, assessments, insurance premiums, licensing fees for Provider, Owner and Practitioners, continuing education for Owner and Practitioners, compensation for Owner and Provider’s employees and other fees of any nature whatsoever in connection with the operation of the Practice as the same become due and payable, unless payment thereof is being contested in good faith by Provider.

2.10 Third Party Contracts. Manager may directly negotiate and enter in to such contractual arrangements on behalf of Provider with primary care clinics, insurance companies and other third parties, subject to Provider’s approval of such activities. Such contractual agreements shall include participating provider agreements with insurance companies and other third party payors. Provider agrees that it shall accept all obligations applicable to it and serve the patients under such agreements, unless Provider concludes: (i) that it does not have adequate capacity to provide the services, or (ii) that the applicable services are outside of its areas of expertise. In the case of the former, Manager shall work with Provider to increase the capacity of the Practice in order to meet demand. To the extent that the Provider performs services under any such third party contract, Manager shall, where permitted by law, appropriately account for and accept on Provider’s behalf the corresponding revenue.

2.11 Billing and Collection. Manager shall, on behalf of Provider, establish and maintain credit and billing and collection policies and procedures, and shall exercise reasonable efforts to bill and collect in a timely manner all professional and other fees for all billable services provided by Provider. In connection with the billing and collection services to be provided hereunder, Provider hereby appoints Manager as Provider’s exclusive true and lawful agent, and Manager hereby accepts such appointment, for the following purposes:

(a) To bill, in Provider’s name and on Provider’s behalf, all claims for reimbursement or indemnification from employers, patients, insurance companies, HMOs and plans, all state or federally funded benefit plans, and all other third party payors or fiscal intermediaries for all covered billable medical care provided by or on behalf of Provider to patients.

(b) Except as set forth in Article 5, to collect and receive, in Provider’s name and on Provider’s behalf, all accounts receivable generated by such billings and claims for reimbursement, to take possession of, endorse in the name of Provider, and deposit into Provider’s account or any other account as directed by Provider any notes, checks, money orders, insurance payments, and any other instruments received in payment of accounts receivable for medical care, to administer such accounts including, but not limited to, extending the time or payment of any such accounts for cash, credit or otherwise; discharging or releasing the obligors of any such accounts; suing, assigning or selling at a discount such accounts to collection agencies; or taking other measures to require the payment of any such accounts; provided, however, that extraordinary collection measures, such as filing lawsuits, discharging or releasing material obligors, or assigning or selling accounts at a discount to collection agencies shall not be undertaken without Provider’s consent, which shall not be unreasonably withheld.

(c) To sign checks, drafts, bank notes or other instruments on behalf of Provider, and to make withdrawals from Provider’s account for payments as specified in this Agreement and as requested from time to time by Provider.

Upon request of Manager, Provider shall execute and deliver to the financial institution at which Provider’s account is maintained such additional documents or instruments as Manager may reasonably request to demonstrate its authority. The agency granted herein is coupled with an interest and shall be irrevocable except with Manager’s written consent.

2.12 Litigation Management. Manager shall (a) manage and direct the defense of all claims, actions, proceedings or investigations against Provider or any of its officers, directors, employees or agents in their capacity as such, and (b) manage and direct the initiation and prosecution of all claims, actions, proceedings or investigations brought by Provider against any person other than Manager. Provider shall not settle, compromise, or waive any material rights relating to any litigation or arbitration matters involving Provider without the prior written consent of Manager.

2.13 Marketing, Advertising and Public Relations Programs. Manager shall develop, with Provider’s consultation, marketing and advertising programs to be implemented by Manager to effectively notify potential patients, clinics or others of the services offered by Provider. Manager shall advise and assist Provider in implementing such communication programs. If Manager engages in advertising of Provider’s services to the public, the parties expressly acknowledge and agree that Provider shall exercise control over all policies and decisions relating to every element of such advertising.

2.14 Officer. Consistent with the foregoing, the designated representative of Manager shall serve as the Secretary of Provider where allowed by law. The designated representative of Manager shall also have the power and authority to execute contracts on behalf of Provider in accordance with this Agreement and to engage in all other appropriate activities, subject to the terms, conditions and limitations of this Agreement.

ARTICLE 3

RELATIONSHIP OF THE PARTIES/ CONTROL OF PROVIDER

3.1 Sole Authority to Practice. Notwithstanding the other provisions of this Agreement, Provider shall have exclusive authority and control over the healthcare aspects of Provider and its practice to the extent they constitute the practice of a licensed health care profession, including all diagnosis, treatment and ethical determinations with respect to patients which are required by law to be decided by a licensed professional. Manager shall not be required or permitted to engage in, and Provider shall not request Manager to engage in, activities that constitute the practice of medicine or another health profession. Manager shall not direct, control, attempt to control, influence, restrict or interfere with Provider’s or Practitioners’ exercise of independent clinical, medical or professional judgment in providing healthcare or medical related services. The parties hereto have made all reasonable efforts to ensure that this Agreement complies with any corporate practice of medicine prohibitions in the applicable state(s). The parties hereto understand and acknowledge that such laws may change, be amended, or have different interpretations in the future, and the parties intend to comply with such laws in the event of such occurrences.

ARTICLE 4

RESPONSIBILITIES OF PROVIDER

4.1 Practitioners. Subject to Article 2 and to the right of Manager to establish guidelines for recruiting, selecting, hiring, terminating, disciplining, promoting, compensating, terms, conditions, obligations and privileges of employment or engagement of Practitioners, Provider shall have the authority to engage (whether as employees or as independent contractors), promote, discipline, suspend and terminate the services of all licensed professional employees. Provider shall employ or contract with all Practitioners who provide professional services on behalf of Provider. Any employment contracts or other contract with Practitioners for the provision of professional services on behalf of Provider shall include terms agreed upon by Manager and Provider. Provider shall control all aspects of the practice of licensed health professions, including clinical supervision of the Practitioners and approving Manager’s clinical training. Manager shall, in consultation with Provider, establish work schedules for all Practitioners necessary to ensure adequate coverage for the Practice. Provider shall ensure that all Practitioners employed or contracted by Provider are: (i) appropriately licensed; and (ii) appropriately supervised with respect to the provision of medical services to patients in accordance with all applicable laws. Specifically, Provider and its supervising professional employee(s) shall have full responsibility for and shall supervise the medical and clinical aspects of each Practitioner’s work as required by applicable law. Provider shall consult with Manager prior to engaging new Practitioners. Provider shall consult with Manager from time to time regarding the number, work schedules and evaluation of the Practitioners employed or engaged by Provider. Provider shall staff its practice as required for the efficient operation of Provider, and as otherwise necessary to meet the requirements of applicable third party contracts and applicable law. Provider shall provide full and prompt medical coverage consistent with comparable practice standards that are created and administered by Manager in consultation with Provider.

4.2 Billing Information. Provider shall be responsible for ensuring that it and its Practitioners timely submit accurate, true, complete, legible and correct information necessary for billing purposes to Manager. Such information shall be submitted in a format agreed upon by the parties. The parties agree that Manager shall verify all bills to ensure that the appropriate information has been provided by Practitioners.

4.3 Exclusivity. During the Term of this Agreement, Manager shall serve as Provider’s sole and exclusive manager, and Provider shall not engage any other person or entity to furnish Provider with any technology or equipment for the conduct of the Practice, any policies or procedures for the conduct of the Practice, any contracts pursuant to which Provider shall provide services to patients, or any of the financial, administrative or other services provided hereunder by Manager.

4.4 Medical/Patient Records. Subject to the provisions of Article 6, Manager shall, on behalf of Provider, be responsible for the confidentiality, privacy, maintenance, storage, retention and custody of all medical/patient records of Provider. Manager agrees to comply with all state and federal laws applicable to maintenance, storage, retention and custody of such records, including without limitation laws and regulations related to record confidentiality and privacy.

4.5 Selection of Medical Products. Notwithstanding anything herein to the contrary, Manager shall not provide medical supplies or items that only an appropriately licensed, permitted or registered physician or professional entity is authorized by law to provide (“Medical Products”). To the extent permitted by law, Manager shall assist Provider in the acquisition of such reasonably necessary and appropriate Medical Products.

ARTICLE 5

FINANCIAL ARRANGEMENTS

5.1 Collection and Application of Provider’s Revenues. Revenues shall be generated by Provider’s activities in accordance with the schedule developed in connection with each third party compensation agreement along with any direct patient payments and any other payments (collectively, “Provider’s Revenues”). The schedule of fees may vary depending upon the applicable third party agreement. The parties agree that Manager shall apply or disburse Provider’s Revenues for the following purposes, in the order set out below:

5.1.1 Patient/Payor Refunds. Provider’s Revenues shall first be applied to pay any refunds or rebates owed to patients or payors.

5.1.2 Costs and Expenses of Provider. Provider’s Revenues shall next be applied to pay all cumulative direct costs and expenses of operating its business, including, without limitation, insurance premiums, benefits contributions, agreed-upon compensation for Owner and Provider’s employees, marketing expenses, supply expenses, equipment purchase and lease expenses, auditing and tax preparation fees and fees of professional advisors, such as attorneys.

5.1.3 Manager’s Expenses. Provider’s Revenues shall next be applied to pay all cumulative direct or indirect expenses incurred by Manager (including, without limitation, an allocable percentage of Manager’s corporate overheard) in developing the services provided hereunder including those services provided prior to the Effective Date and in carrying out its duties hereunder on behalf of Provider as well as any advances to Provider from Manager.

5.1.4 Management Fee. Provider’s Revenues shall next be applied to pay Manager an annual management fee (the “Management Fee”) in an amount specified at Exhibit A. Provider and Manager agree that payment of the fees set forth in Exhibit A are not intended and shall not be interpreted as permitting Manager to share in Provider’s fees for medical services, but are acknowledged as the parties’ negotiated agreement as to the reasonable fair market value of Manager’s services under this Agreement.

5.2 Collection by Manager. Provider hereby issues a standing instruction, which it shall confirm upon request from time to time, that all payments due to Provider shall be remitted directly to Manager as its agent and attorney-in-fact hereunder; provided, however, that no such payments will be made directly to Manager if prohibited by law (for example, amounts receivable from state or federal healthcare programs, including Medicare, Medicaid, or TRICARE accounts).

5.3 Collection by Provider. To the extent that payment directly to Manager as set forth in Section 5.2 is prohibited by law, Provider shall establish a separate bank account with a financial institution acceptable to Manager to collect such payments (the “Provider Account”). Provider shall enter into a revocable control agreement with the financial institution maintaining the Provider Account. The revocable control agreement shall be in a form acceptable to Manager and shall provide for the transfer of all of the funds in the Provider Account at the end of each business day to an account maintained by Manager. Provider shall notify Manager in the event that such revocable control agreement is ever modified or revoked. Any modification or revocation of the revocable control agreement without the consent of the Manager shall be considered a material breach of this Agreement.

5.4 Advancement of Funds. So long as Provider is operating within the agreed upon budget, Manager, in its sole discretion, may advance funds to Provider for periods in which Provider’s Revenues do not exceed amounts due to patients or payors and costs and expenses of the parties or the Provider’s budget anticipates such an occurrence. Manager may oblige Provider to sign a promissory note or any document to reflect the loan amounts, which may include interest payments.

5.5 Security Agreement. To secure its obligations hereunder, Provider hereby grants to Manager a security interest in all accounts receivable, contract rights, Provider’s Revenues, personal property of Provider and general intangibles of Provider to secure all indebtedness and obligations of Provider to Manager arising under or in connection with this Agreement, to the extent permitted by applicable law. The security agreement shall not have an acceleration clause. Provider shall execute promptly all documents and instruments necessary to evidence and perfect the foregoing security interest.

ARTICLE 6

RECORDS AND RECORD KEEPING

6.1 Access to Information. Provider hereby authorizes and grants to Manager full and complete access to all information, instruments and documents relating to Provider which may be reasonably requested by Manager to perform its obligations hereunder, and shall disclose and make available to representatives of Manager for review and photocopying all relevant books, agreements, papers and records of Provider as reasonably needed by Manager to perform its duties hereunder. Provider shall at all times during the Term, and at all times thereafter, make available to Manager for inspection by its authorized representatives, during regular business hours, any Provider records determined by Manager to be necessary to perform its services and carry out its responsibilities hereunder or necessary for the defense of any legal or administrative action or claim relating to said records.

6.2 Patient Records. The management services herein shall include Manager’s retention and maintenance of patient medical records on behalf of Provider, in full accordance with all applicable laws regarding confidentiality and retention.

6.3 Ownership. At all times during and after the Term of this Agreement, all business records and information, including, but not limited to, all books of account and general administrative records and all information generated under or contained in the management information system pertaining to Provider, relating to the business and activities of Manager, shall be and remain the sole property of Manager. To the extent not covered by the foregoing, Provider hereby grants Manager a perpetual, royalty-free, irrevocable license to use any and all data developed by Provider in the course of the Practice, subject to Section 6.6.

6.4 Confidentiality of Records. Manager and Provider shall adopt procedures to assure the confidentiality of the records relating to the operations of Manager and Provider.

6.5 Maintenance, Retention and Storage of Records. Manager agrees to maintain, retain and store on behalf of Provider all records in its possession, including, but not limited to, patient medical records for such periods required by applicable law. Patient medical records shall be stored in Manager’s systems for the duration, and in such form and manner as required by applicable law. Thereafter, as consistent with applicable law, Manager shall be entitled to dispose of such records as it deems necessary or appropriate; provided, however, Manager shall provide sixty (60) days prior written notice to Provider (or, if Provider is dissolved, notice to Owner) of its intent to dispose of such records, during which period Provider may take control of or copy any or all of the records being disposed of, at its sole cost and expense, to the extent permitted by applicable law. This Section shall survive any termination of this Agreement and the dissolution of Provider.

6.6 HIPAA. Manager, as a business associate of Provider, agrees to comply with all applicable federal, state and local laws, including without limitation the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and all implementing regulations issued pursuant thereto, as may be amended from time to time. Manager agrees to comply with the HIPAA Business Associate Addendum attached hereto as Exhibit B and incorporated by reference.

ARTICLE 7

TERM AND TERMINATION

7.1 Term. This Agreement shall have an initial term commencing as of the Effective Date and continuing in full force and effect through December 31 of the year which is thirty (30) years from the Effective Date (“Initial Term”), and shall renew automatically for additional five (5) year terms thereafter, unless terminated as provided herein.

7.2 Termination By Manager Without Cause. Manager may terminate this Agreement at any time without cause upon written notice to Provider.

7.3 Immediate Termination By Manager. Manager shall have the right, but not the obligation, to terminate this Agreement immediately upon notice to Provider of any of the following events: (i) the revocation, suspension, cancellation or restriction, in any manner, of the license to practice medicine in any state in the Service Area where such licensure is required for the Practice and/or the DEA registration of Owner or any Practitioner employed or engaged by Provider; (ii) the conviction of Provider, Owner or any Practitioner employed or engaged by Provider of any crime punishable as a felony under federal or state law or of any health care crime; (iii) the suspension or exclusion of Provider, Owner or any Practitioner employed or engaged by Provider from any state or federal healthcare program; (iv) the date that Owner is no longer an employee of Manager, the date Owner dies, becomes permanently disabled, or disqualified under applicable law to be an owner of the Provider; (v) the merger, consolidation, reorganization, sale, liquidation, dissolution, or other disposition of all or substantially all of the stock or assets of the Provider without the prior written approval of the Manager; (vi) failure of the Provider to pay the fees as set forth in Article 5 and Exhibit A; (vii) the Provider’s materially altering or changing the scope of the Practice without prior written approval of Manager; or (viii) the Provider’s breach of any provision of Article 9.

7.4 Termination by Either Party. This Agreement may also be terminated as follows:

(a) By mutual written agreement of the parties.

(b) By either party immediately upon the filing of a petition in bankruptcy or the insolvency of the other party.

(c) Automatically upon the dissolution of the other party.

(d) By either party upon the expiration of the Initial Term or any subsequent renewal term, provided that such party gives the other party written notice at least one (1) year prior to the end of the Initial Term or any renewal term.

(e) By either party upon a material breach of a material provision hereof by the other party, provided that the non-breaching party provides the breaching party with one hundred twenty (120) days written notice of any such breach, during which period of time the breaching party shall have the opportunity to cure any such breach. If any such breach is cured by the breaching party during such period of time, it shall be as if such breach never occurred and this Agreement shall continue in full force and effect, unaffected by the non-breaching party’s notice.

7.5 Termination Obligations. Automatically upon the termination of this Agreement for any reason, including dissolution, the parties shall immediately disburse any available funds of Provider in accordance with Exhibit A in order to compensate Manager for services rendered hereunder and as a termination or dissolution fee.

7.6 Effect of Termination. In the event of termination, Provider shall no longer have any right to items or services provided by Manager hereunder and shall no longer have the right to use or otherwise benefit from the Marks or Intellectual Property (as hereinafter defined). Provider shall also immediately take all steps necessary to change its legal name and trade names to cease using the Marks and the name “Oak Street Health.”

ARTICLE 8

INTELLECTUAL PROPERTY AND OTHER PROPRIETARY INFORMATION

8.1 Limited License of “Oak Street Health” Name and Logo. Manager hereby grants to Provider the nonexclusive right and license to use the name “Oak Street Health” and any related trademarks and logos based on the mark “Oak Street Health” (collectively, the “Marks”) during the term of this Agreement. Manager is and shall be the sole owner and holder of all right, title and interest to the Marks. Immediately upon the expiration or termination of this Agreement for any reason, Provider shall cease all uses of the Marks and any similar name, trademark or logo. Provider acknowledges Manager’s ownership of the Marks and agrees that it shall do nothing inconsistent with the ownership, validity, goodwill or value of the Marks. All use of the Marks by Provider and all goodwill associated therewith shall inure to the benefit of and be on behalf of Manager. Provider shall not register or seek to register any trademark or service mark which includes the Marks, alone or in composite form with other words or designs, nor shall Provider register or seek to register any trademark or service mark which would be similar to the Marks. Without limiting the generality of the foregoing, Provider shall not assert or claim that the Marks are descriptive, generic, or otherwise attack the validity, title or any rights of Manager in or to the Marks or any Intellectual Property (as hereinafter defined). Provider shall not sublicense the Marks or Provider’s rights under this Agreement without the prior written consent of Manager. Further, at any time during the term of this Agreement, Provider shall promptly cease all uses of the Marks upon the request of Manager.

8.2 Disclaimer. MANAGER MAKES NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE MARKS, INCLUDING WITHOUT LIMITATION, ANY WARRANTIES WITH RESPECT TO THE VALIDITY OR ENFORCEABILITY OF THE MARKS. IN NO EVENT SHALL MANAGER BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR SPECIAL DAMAGES (INCLUDING LOSS OF BUSINESS PROFITS) ARISING FROM OR RELATED TO PROVIDER’S USE OF THE MARKS, EVEN IF MANAGER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.3 Intellectual Property. Manager is and shall be the exclusive owner and holder of all right, title and interest to the proprietary property of Manager, including, without limitation, all confidential and trade secret material, software and hardware (including source codes and object codes), trademarks, service marks, trade secrets, patents, copyrights, Marks, Confidential Business Information (as defined below), technological systems, processes, procedures, clinical models, operational models, forms, form contracts and policy manuals, as well as any future enhancements, modifications, updates, derivative works or translations of the foregoing (collectively the “Intellectual Property”). Provider agrees that it shall not at any time knowingly harm, misuse or bring into disrepute the Intellectual Property of Manager. Provider shall promptly notify Manager in writing in the event it becomes aware of any third party infringing, misusing or otherwise violating any of the Marks or the Intellectual Property, or who it believes is, or may be infringing, diluting or otherwise derogating the Marks or the Intellectual Property.

8.4 Use of Intellectual Property. Provider shall use all Intellectual Property, provided by Manager pursuant to this Agreement only for the purpose of conducting the Practice and solely in accordance with and subject to all of the terms and conditions of any license or sublicense agreements, leases or any other agreements that such Intellectual Property are subject to, and shall not allow or permit any person to use the Intellectual Property or any portion thereof in violation of this Agreement or any such license, sublicense, agreements, lease or any other agreements. Manager hereby grants Provider a limited, non-exclusive, terminable, non-assignable license to use such Intellectual Property for the purposes set forth in this Agreement. Upon termination of this Agreement for any reason, Provider’s limited license to use any Intellectual Property provided by Manager shall be immediately terminated.

8.5 Confidentiality. Provider and Owner acknowledge that during the course of its relationship with Manager hereunder, Provider and Owner may be given access to or may become acquainted with Confidential Business Information (as defined below) of Manager. In recognition of the foregoing and in addition to any other requirements of confidentiality under applicable law, Provider and Owner hereby agree not to disclose or use any of the Confidential Business Information (except in connection with the services rendered to Provider hereunder) during the Term of this Agreement and an additional period of five (5) years thereafter. For purposes of this Agreement, “Confidential Business Information” shall mean any and all information, know-how and data, technical or non-technical, whether written, oral, electronic, graphic or otherwise of Manager that is reasonably considered or treated as confidential and proprietary, and shall include, but not be limited to: (a) business methods, strategies and opportunities; (b) facilities and locations; (c) billing policies, procedures, processes and records; (d) tax returns and records; (e) any records, memoranda, emails and correspondence dealing with the business of Manager; (f) financial, pricing and operational information, including all insurance records; (g) form agreements, checklists or pleadings; (h) contracts or agreements executed by or on behalf of Manager with any person or entity; (i) officer, director and ownership information; (j) suppliers, marketing, and other information and know-how, all relating to or useful in Manager’s business and which have not been disclosed to the general public; (k) this Agreement and any agreements contemplated hereby; (l) operational and business systems, policies and procedures; (m) software, processes, and systems design and any intellectual property, know-how and trade secrets; and (n) customer and patient lists and information.

Provider and Owner agree and acknowledge that the Confidential Business Information of Manager, as such may exist from time to time, constitutes valuable, confidential, special and unique assets of Manager. The parties hereto agree that the documents relating to the business of Manager, including all Confidential Business Information, are the exclusive property of Manager.

8.6 Survival. Provider and Owner understand and agree that the obligations and duties under this Article 8 do not cease upon termination of this Agreement.

ARTICLE 9

NONCOMPETITION

9.1 Scope and Duration. During the term of this Agreement and for a period of two (2) years after the termination or expiration of this Agreement (the “Restricted Period”) for any reason, neither Provider nor Owner shall, within the Service Area, directly or indirectly establish, operate, advise on, or provide (i) services in accordance with a model that is similar to the model contemplated by this Agreement, or (ii) services or information based upon Manager’s Intellectual Property. Nothing herein shall prevent Owner from practicing medicine in the Service Area or being employed by a medical provider offering medical care in the Service Area, provided that Owner’s activities do not involve being employed by an organization that operates a model for health care services under capitation agreements with third party payers similar to that which is contemplated by this Agreement or which uses the benefit of Manager’s Intellectual Property as prohibited by this Section 9.1.

9.2 Employment Agreements. Provider shall ensure that any and all agreements between Provider and any Practitioner or other employees of Provider contain non-competition agreements and restrictive covenants satisfactory to Manager. Provider shall take any and all steps necessary to enforce such restrictive covenants with such Practitioners or others to the fullest extent permitted by law. Notwithstanding the foregoing, nothing in this Agreement is intended to restrict the ability of Manager or another entity contracting with Manager to employ the Practitioners.

9.3 Protections. Provider and Owner understand and acknowledge that the foregoing provisions in this Article are designed to preserve the goodwill of Manager and its affiliates, the goodwill of Provider, the trade secrets of Provider, the valuable confidential business or professional information that otherwise does not qualify as trade secrets, and any substantial relationships with specific prospective or existing customers or clients.

9.4 Irreparable Harm. Provider and Owner understand and acknowledge that violation of this Article 9 will cause irreparable harm to Manager, the exact amount of which will be impossible to ascertain, and for that reason Provider agrees that Manager shall be entitled to seek, without the necessity of showing any actual damage or posting a bond (unless required by law), from any court of competent jurisdiction temporary or permanent injunctive relief or specific performance of this Agreement restraining Provider or any person from any act prohibited by this Article 9.

9.5 Additional Remedies. Nothing in this paragraph shall limit Manager’s right to recover any other damages or remedies to which it is entitled as a result of Provider’s breach. If any portion of this Article 9 (including without limitation the geographical, duration or scope of activity restrictions contained herein) shall be held to be unenforceable or invalid for any reason, such provision or portion of provision shall be modified or deleted in such a manner so as to make this Article 9, as modified, legal and enforceable to the fullest extent permitted under applicable law.

9.6 Agent. With respect to the issues set forth in this Article 9, Provider hereby irrevocably appoints Manager as its agent and attorney in fact during the term of this Agreement with full power and authority to enforce the terms of any employment or independent contractor agreements to which Provider is a party and any restrictive covenants, non-competition, confidentiality and similar covenants or restrictions of which Provider is the beneficiary.

9.7 Survival. The provisions of this Article 9 shall survive the termination of this Agreement.

ARTICLE 10

GENERAL

10.1 Indemnification.

10.1.1 Indemnification by Provider. Provider hereby agrees to indemnify, defend and hold harmless Manager, its officers, directors, owners, members, employees, agents, affiliates and subcontractors, from and against any and all claims, damages, demands, diminution in value, losses, liabilities, actions, lawsuits and other proceedings, judgments, fines, assessments, penalties, awards, costs and expenses (including reasonable attorneys’ fees), whether or not covered by insurance, arising directly or indirectly, in whole or in part, out of (a) any material breach of this Agreement by Provider, or (b) any acts or omissions by Provider, its Owner, employees, Practitioners, agents or subcontractors.

10.1.2 Indemnification by Manager. Manager hereby agrees to indemnify, defend and hold harmless Provider, its officers, directors, Owner, employees and agents, from and against any and all claims, damages, demands, losses, liabilities, actions, lawsuits and other proceedings, judgments and awards, and costs and expenses (including reasonable attorneys’ fees), arising, directly or indirectly, in whole or in part, out of (a) any material breach of this Agreement by Manager, or (b) any acts or omissions by Manager or Manager’s employees. Notwithstanding the foregoing, Manager shall not indemnify Provider for the acts or omissions of Provider, Owner, any Practitioners or others employed or engaged by Provider.

10.1.3 Notification. Each party shall immediately notify the other party of any lawsuits or actions, or any threat thereof, that are known or become known that might adversely affect any interest of Provider or Manager whatsoever. The provisions of this Section 10.1 shall survive termination or expiration of this Agreement.

10.2 Arbitration. The parties shall work together in good faith to resolve any disputes about their business relationship. If the parties are unable to resolve the dispute within thirty (30) days following the date one party sent written notice of the dispute to the other party, and if either wishes to pursue the dispute, it shall be submitted to binding arbitration in accordance with the rules of the American Arbitration Association. In no event may arbitration be initiated more than one year following the sending of written notice of the dispute. Any arbitration proceeding under this Agreement shall be conducted in Cook County, Illinois. The arbitrators may construe or interpret but shall not vary or ignore the terms of this Agreement, shall have no authority to award extra-contractual damages of any kind, including punitive or exemplary damages, and shall be bound by controlling law. The Arbitrator shall issue a reasoned award explaining the decision. Each party shall pay its own expenses of arbitration and one-half of the expenses of the arbitrators. Nothing in this Section 10.2 shall limit either party’s rights of termination set forth in Article 7.

10.3 Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties related to the subject matter hereof and supersedes all prior agreements, understandings, and letters of intent relating to the subject matter hereof. This Agreement may be amended or supplemented only by a writing executed by both parties. This Agreement may be executed in any number of counterparts, each of which shall be an original.

10.4 Relationship of the Parties. Except as otherwise indicated in this Agreement, the relationship of the parties is and shall be that of independent contractors, and nothing in this Agreement is intended as, and nothing shall be construed to create, an employer/employee relationship, partnership, or joint venture relationship between the parties, or to allow either to exercise control or direction over the manner or method by which the other performs the services that are the subject matter of this Agreement; provided, however, that the services to be provided hereunder shall always be furnished in a manner consistent with the standards governing such services and the provisions of this Agreement. This Agreement does not create a franchise or business opportunity agreement between the parties. If any provision of this Agreement is deemed to create a franchise or business opportunity, the parties shall negotiate in good faith to modify the Agreement to effect the original intent of the parties.

10.5 Notices. Any notice or other communication required or desired to be given to either party shall be in writing and shall be deemed given when hand-delivered or deposited in the United States mail, first-class postage prepaid, addressed to the parties at the addresses indicated below. Any party may change the address to which notices and other communications are to be given by giving the other parties notice of such change.

Oak Street Health MSO, LLC

30 W Monroe St, #1200

Chicago, IL 60603

Attn: Michael Pykosz

[INSERT PRACTICE NAME]

30 W Monroe St, #1200

Chicago, IL 60603

Attn: Griffin Robert Myers, M.D.

10.6 Governing Law. This Agreement shall be construed and governed in accordance with the laws of the State of [INSERT JURISDICTION].

10.7 Assignment. This Agreement shall not be assigned by either party hereto without the express written consent of the other party; provided, however, that this Agreement shall be assignable by Manager to any of its affiliates or successors without the consent of Provider.

10.8 Waiver. No waiver shall be valid against any party unless made in writing and signed by the party against whom enforcement of such waiver is sought.

10.9 Severability. If any one or more of the provisions of this Agreement is adjudged to any extent invalid, unenforceable, or contrary to law by a court of competent jurisdiction, each and all of the remaining provisions of this Agreement will not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

10.10 Force Majeure. Either party shall be excused for failures and delays in performance of its respective obligations under this Agreement due to any cause beyond the control and without the fault of such party, including without limitation, any act of God, war, terrorism, bio-terrorism, riot or insurrection, law or regulation, flood, earthquake, water shortage, fire, explosion or inability due to any of the aforementioned causes to obtain necessary labor, materials or facilities.

10.11 Authorization for Agreement. The execution and performance of this Agreement by Provider and Manager have been duly authorized by all necessary laws, resolutions, and corporate or partnership actions.

10.12 Duty to Cooperate. The parties acknowledge that the parties’ mutual cooperation is critical to the ability of Manager to perform successfully and efficiently its duties hereunder. Accordingly, each party agrees to cooperate fully with the other in formulating and implementing goals and objectives which are in Provider’s best interest.

10.13 Renegotiation. This Agreement shall be construed to be in accordance with any and all federal and state laws, including laws relating to Medicare, Medicaid and other third party payors. In the event there is a material change in such laws, whether by statute, regulation, agency or judicial decision or guidance that has any material effect on any term of this Agreement, then the applicable term(s) of this Agreement shall be subject to renegotiation and either party may request renegotiation of the affected term or terms of this Agreement, upon written notice to the other party, to remedy such condition. The parties expressly recognize that upon request for renegotiation, each party has a duty and obligation to the other only to renegotiate the affected term(s) in good faith and, further, each party expressly agrees that its consent to proposals submitted by the other party during renegotiation efforts shall not be unreasonably withheld.

IN WITNESS WHEREOF, the parties have executed this Administrative Services Agreement as of the day and year first above written.

[INSERT PRACTICE NAME]		OAK STREET HEALTH MSO, LLC

By:		By:
Name:	Griffin Robert Myers, M.D.	Name:
Its:	President	Its:

OWNER

By:
Name:	Griffin Robert Myers, M.D.